                                                                    EXHIBIT 99.1
                                   [Logo of Lyondell Petrochemical appears here]

NEWS
--------------------------------------------------------------------------------
            One Houston Center, 1221 McKinney Ave., P.O. Box 3646,
                   Houston, Texas 77253-3646 (713) 652-7200


                                                           FOR IMMEDIATE RELEASE

LYONDELL PETROCHEMICAL COMPANY ANNOUNCES EARNINGS

FOR 1996 FULL YEAR AND FOURTH QUARTER

          HOUSTON, January 27, 1997 -- Lyondell Petrochemical Company (NYSE:LYO) today reported net income for the full year 1996 of $126 million, or $1.58 per share, versus $389 million, or $4.86 per share, in 1995. Net income for the fourth quarter of 1996 was $52 million, or $.66 per share, compared with $27 million, or $.34 per share in the fourth quarter of 1995. Fourth quarter 1996 net income includes an approximate $20 million gain from asset sales and approximately $19 million from the settlement of a claim.

          "While this has been a difficult year for Lyondell with higher feedstock costs for petrochemicals and planned and unplanned downtime at the LCR refinery, there were positive developments on several fronts that are adding value now and for the future," said Dan F. Smith, President and Chief Executive Officer. "These included strong contributions from the polymers business, the creation of a strong partnership for our methanol business and the substantial completion of the LCR upgrade project, which is expected to stabilize earnings and cash flow from our refining business."

          Smith said that petrochemical markets were strong in 1996 and Lyondell benefited from good performance from its olefins and polymers operations. However, price increases were outpaced by rapidly escalating feedstock costs and this eroded margins for the olefins business. Results from LYONDELL-CITGO Refining Company, Ltd., (LCR) were affected by a decline in aromatics margins as well as scheduled and unscheduled turnarounds associated with completion and tie-in of new units for the upgrade project.

          Among the highlights of 1996:

 .   Polymers production volumes and operating profits reached record levels, led by the high-density polyethylene (HDPE) business that Lyondell acquired in May 1995. To build on its leadership in fast growing segments of this market, Lyondell has recently announced plans to expand HDPE capacity. A 33 percent capacity expansion for polypropylene was completed in 1996.

 .   Lyondell completed a 7 percent increase in ethylene capacity through a low-
    cost debottleneck of the second olefins plant during a scheduled turnaround in the second quarter.

 .   In the fourth quarter, the Company finalized an agreement through which MCN
    Investment Corporation acquired a 25 percent interest in Lyondell's methanol unit, enhancing the value of that asset.

 .   By year-end 1996, LCR had completed construction of all major units for the refinery upgrade project, which is expected to start up in the first quarter of 1997. Completion of this project will enable LCR to realize the full benefits of the Venezuelan crude oil supply agreement which was entered into in 1993. Once the project is complete, CITGO's ownership will increase to approximately 40 percent. As a result, effective January 1, 1997, Lyondell will no longer consolidate financial results from LCR with its petrochemical results, but will report LCR under the equity method of accounting. The financial tables accompanying this news release show what Lyondell's 1996 results would have been on a pro forma basis, had the deconsolidation been effective January 1, 1996.

    Fourth quarter 1996 earnings included gains from asset sales and settlement of a claim associated with an ARCO Pipe Line Company fire which shut down Lyondell's Channelview, Texas olefins plants for about two weeks in the early part of the third quarter. This settlement offset most of the impact of that event and, in effect, transferred earnings that would have been made in the third quarter to fourth quarter results. Versus the third quarter of 1996, when the company earned $35 million, or 42 cents per share, operating results in the fourth quarter were affected by the following factors (in addition to the items described above):

 .   higher feedstock costs;

 .   lower polymers demand and pricing (versus the very strong markets in the prior quarters) resulting from seasonal factors and inventory reductions throughout the industry;

 .   LCR transitional issues as the project was nearing completion.

    Smith said, "The supply and demand factors for our petrochemicals business look strong as we enter 1997. However, we are concerned about the extent that high feedstock costs may continue to affect margins. We expect to begin to see the benefits of the advantageous provisions of our refining venture during 1997 as the upgrade project comes on stream, although we recognize that it may be during the second half of the year before it will be fully operational."

    Lyondell Petrochemical Company produces a wide variety of petrochemicals, including olefins (primarily ethylene, propylene, butadiene, butylenes and specialty products), methanol, MTBE, and polymers (Alathon/R/ high-density polyethylene, polypropylene and low-density polyethylene). Lyondell currently has an approximately 90% participation interest in LYONDELL-CITGO Refining Company Ltd. (LCR), which produces refined petroleum products, including gasoline, heating oil, jet fuel, aromatics and lubricants.

                                    #  #  #

For information, contact:
Media - Jackie Wilson (713) 652-4596
Investors - Kevin DeNicola (713) 652-4590

                        LYONDELL PETROCHEMICAL COMPANY
                FINANCIAL AND OPERATING INFORMATION (UNAUDITED)


                                                      FOR THE THREE MONTHS                FOR THE TWELVE MONTHS
INCOME STATEMENT                                       ENDED DECEMBER 31                    ENDED DECEMBER 31
                                                      --------------------         -------------------------------------
                                                                                                               PROFORMA*
(MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS)         1996          1995           1996          1995           1996
                                                      ------        ------         ------        ------        ---------
Sales and other operating revenues                    $1,401        $1,143         $5,052        $4,936         $2,644
Gain on sale of assets                                    30            --             30            --             30
Operating costs and expenses:
  Cost of sales                                        1,270         1,023          4,570         4,026          2,237
  Selling, general and administrative expenses            60            56            234           204            172
                                                      ------        ------         ------        ------         ------
    Operating income                                     101            64            278           706            265
Interest expense                                         (20)          (21)           (81)          (80)           (79)
Interest income                                           --             1              3             6              1
Minority interest                                         (1)           (2)            (4)          (14)            (2)
Income from equity investment                                                                                       11
                                                      ------        ------         ------        ------         ------
  Income before income taxes                              80            42            196           618            196
Provision for income taxes                                28            15             70           229             70
                                                      ------        ------         ------        ------         ------
Net income                                            $   52        $   27         $  126        $  389         $  126
                                                      ======        ======         ======        ======         ======
Earnings per share                                    $  .66        $  .34         $ 1.58        $ 4.86         $ 1.58
                                                      ======        ======         ======        ======         ======
Avg. no. common shares outstanding (thousands)        80,000        80,000         80,000        80,000         80,000
                                                      ======        ======         ======        ======         ======


                                                      FOR THE THREE MONTHS                FOR THE TWELVE MONTHS
SELECTED FINANCIAL & OPERATING DATA                    ENDED DECEMBER 31                    ENDED DECEMBER 31
                                                      --------------------         -------------------------------------
                                                                                                               PROFORMA*
(MILLIONS OF DOLLARS)                                  1996          1995           1996          1995           1996
                                                      ------        ------         ------        ------        ---------
SALES AND OPERATING REVENUES
Petrochemical segment                                 $  770        $  555         $2,643        $2,657         $2,644
Refinery segment
  Products                                               639           552          2,376         2,278
  Crude                                                  127           109            436           370
Intersegment eliminations                               (135)          (73)          (403)         (369)
                                                      ------        ------         ------        ------         ------
    Total                                             $1,401        $1,143         $5,052        $4,936         $2,644
                                                      ======        ======         ======        ======         ======
OPERATING INCOME
Petrochemical segment                                 $  142        $   51         $  337        $  635         $  265
Refinery segment                                         (24)           25              1           130
Unallocated                                              (17)          (12)           (60)          (59)
                                                      ------        ------         ------        ------         ------
    Total                                             $  101        $   64         $  278        $  706         $  265
                                                      ======        ======         ======        ======         ======
SALES VOLUMES (EXCLUDES INTERSEGMENT SALES)
Selected petrochemical products (millions)
  Ethylene, propylene and polymers (lbs)               1,749         1,719          6,985         6,832          6,985
  Other olefins (lbs)                                    242           207            980         1,030            980
  Methanol (gallons)                                      53            54            209           199            209
  Aromatics (gallons)                                     43            34            167           152            167
Refinery products (thousand barrels per day)
  Gasoline                                                83           113            101           109            101
  Heating oil (no. 2 distillate)                          47            55             47            52             47
  Jet fuel                                                20            27             23            29             23
  Aromatics                                                7             8              7             8              7
  Other refinery products                                 72            55             59            56             59
                                                      ------        ------         ------        ------         ------
    Total refinery products volumes                      229           258            237           254            237
                                                      ======        ======         ======        ======         ======
REFINERY RUNS (thousand barrels per day)
  Blended crude oil                                      190           236            218           238            218
  Unfinished stock                                        55            50             45            48             45
                                                      ------        ------         ------        ------         ------
    Total                                                245           286            263           286            263
                                                      ======        ======         ======        ======         ======

-------------------
* NOTE: The results of LYONDELL-CITCO Refining Company Ltd.'s (LCR) 1996 and earlier operations have been consolidated into the Company's financial statements. Effective January 1, 1997, the Company will account for its investment in LCR under the equity method of accounting. Proforma financial information as of and for the year ended December 31, 1996 above presents the Company's results of operations had the change from consolidation of LCR to accounting for the Company's investment in LCR under the equity method of accounting been effective January 1, 1996.

                        LYONDELL PETROCHEMICAL COMPANY
                  SELECTED FINANCIAL INFORMATION (UNAUDITED)
                              MILLIONS OF DOLLARS

                                                                                                                       Proforma*
                                                                                                        December 31    December 31
                                                                                                           1996           1996
                                                                                                        -----------    -----------
CONDENSED BALANCE SHEET
-----------------------

Cash and cash equivalents                                                                                  $   68         $   56
Accounts receivable, inventories and other current assets                                                     763            563

Fixed assets, net                                                                                           2,270            893
Investment in affiliate                                                                                                       83
Receivable from affiliate                                                                                                    177
Other non-current assets                                                                                      175            118
                                                                                                           ------         ------
  Total assets                                                                                             $3,276         $1,890
                                                                                                           ======         ======
Current maturities of long-term debt and notes payable                                                     $  172         $  162
Other current liabilities                                                                                     599            321

Long-term debt                                                                                              1,194            744
Other liabilities and deferred credits                                                                        271            229
Minority interest                                                                                             609              3
Stockholders' equity                                                                                          431            431
                                                                                                           ------         ------
  Total liabilities and stockholders' equity                                                               $3,276         $1,890
                                                                                                           ======         ======

                                                                               Cash and cash equivalents                 Proforma*
                                                                     for the twelve months ended December 31, 1996      December 31
                                                                        Unrestricted      Restricted      Total            1996
                                                                       --------------    ------------    -------          ------
CASH FLOW
---------
Net income                                                                 $ 126                           $ 126           $ 126

Non-cash transactions:
  Depreciation and amortization                                              110                             110              74
  Deferred taxes                                                              50                              50              53

Minority interest                                                              4                               4               2
Income from equity investment                                                                                                (11)
Gain on sale of assets                                                       (30)                            (30)            (30)
Change in working capital/other                                              (28)                            (28)            (92)
                                                                           -----                           -----           -----
  CASH FLOW FROM OPERATIONS                                                  232                             232             122

Additions to fixed assets:
  Refinery upgrade project                                                    (2)            $(471)         (473)
  Refinery segment - other                                                                     (56)          (56)
  Petrochemical segment - other                                              (80)                            (80)            (80)
Proceeds from sales of assets                                                 55                              55              55
(Contributions and advances to) and distributions
 from affiliate                                                                                                              (72)

Minority owner investments:
  Contributions                                                                2               144           146
  Reinvestments                                                              (13)               13            --
Lyondell contributions                                                       (12)               12            --
Lyondell loan to LCR                                                        (152)              152            --

Net repayments of short-term debt                                            (43)                            (43)            (53)
Borrowings of long-term debt                                                 300               199           499             300
Repayments of long-term debt                                                (150)                           (150)           (150)

Dividends paid                                                               (72)                            (72)            (72)
                                                                           -----                           -----           -----

INCREASE (DECREASE) IN CASH, RESTRICTED CASH AND
 CASH EQUIVALENTS:                                                            65                (7)           58              50
Cash, restricted cash and cash equivalents at beginning of period              3                 7            10               6
                                                                           -----             -----         -----           -----
Cash and cash equivalents at end of period                                 $  68                --         $  68           $  56
                                                                           =====             =====         =====           =====

---------------
*NOTE: The results of LYONDELL-CITGO Refining Company Ltd.'s (LCR) 1996 and earlier operations have been consolidated into the Company's financial statements. Effective January 1, 1997, the Company will account for its investment in LCR under the equity method of accounting. Pro forma financial information as of and for the year ended December 31, 1996 above presents the Company's results of operations had the change from consolidation of LCR to accounting for the Company's investment in LCR under the equity method of accounting been effective January 1, 1996.